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Exhibit 25.1

        SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)    ☐

WACHOVIA BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

22-1147033
(I.R.S. Employer Identification No.)

301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
(Address of principal executive offices)

28288-0630
(Zip Code)

WACHOVIA BANK, NATIONAL ASSOCIATION,
ONE PENN PLAZA, SUITE 1414
NEW YORK, NEW YORK 10119
ATTENTION: CORPORATE TRUST ADMINISTRATION
(212) 273-7012
(Name, address and telephone number of agent for service)

YOUNG BROADCASTING INC.
(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

13-3339681
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF LANSING, INC.
(Exact Name of Obligor as Specified in its Charter)

Michigan
(State or other jurisdiction of Incorporation or Organization)

38-2826434
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF LOUISIANA, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-3464633
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF NASHVILLE, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

62-1391810
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF ALBANY, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

14-1718758
(I.R.S. Employer Identification No.)

WINNEBAGO TELEVISION CORPORATION
(Exact Name of Obligor as Specified in its Charter)

Illinois
(State or other jurisdiction of Incorporation or Organization)

36-2239648
(I.R.S. Employer Identification No.)

KLFY, L.P.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0325249
(I.R.S. Employer Identification No.)

LAT, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0325252
(I.R.S. Employer Identification No.)

YBT, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0325250
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF RICHMOND, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0356703
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF GREEN BAY, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0356704
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF KNOXVILLE, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0356702
(I.R.S. Employer Identification No.)

YBK, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0356705
(I.R.S. Employer Identification No.)

HONEY BUCKET FILMS, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-4062522
(I.R.S. Employer Identification No.)

ADAM YOUNG INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-1516500
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF SAN FRANCISCO, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

52-2242171
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF RAPID CITY, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-3884784
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF SIOUX FALLS, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-3884783
(I.R.S. Employer Identification No.)

YOUNG BROADCASTING OF DAVENPORT, INC.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-3858546
(I.R.S. Employer Identification No.)

WATE, G.P.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

51-0356837
(I.R.S. Employer Identification No.)

WKRN, G.P.
(Exact Name of Obligor as Specified in its Charter)

Delaware
(State or other jurisdiction of Incorporation or Organization)

13-3577063
(I.R.S. Employer Identification No.)

599 Lexington Avenue
New York, New York
(Address of principal executive offices)

10022
(Zip Code)

8 1/2% Senior Notes due 2008
 (Title of indenture securities)

1.     General information.

Furnish the following information as to the trustee:

a)
Name and address of each examining or supervisory authority to which it is subject:

  Comptroller of the Currency
  United States Department of the Treasury
  Washington, D.C. 20219

  Federal Reserve Bank
  Richmond, Virginia 23219

  Federal Deposit Insurance Corporation
  Washington, D.C. 20429

b)
Whether it is authorized to exercise corporate trust powers.

  Yes.

2.     Affiliations with obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.   List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
Copy of Articles of Association of the trustee as now in effect. (Previously filed with the Securities and Exchange Commission on March 16, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985.)

2.
Copy of the Certificate of the Comptroller of the Currency dated March 4, 1998, evidencing the authority of the trustee to transact business. (Previously filed with the Securities and Exchange Commission on July 15, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-59145.)

3.
Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated April 7, 1999. (Previously filed with the Securities and Exchange Commission on May 20, 1999 in connection with Registration Statement Number 333-78927.)

4.
Copy of existing by-laws of the trustee.(Previously filed with the Securities and Exchange Commission on April 30, 2001 in connection with Registration Statement Number 333-59848.)

6.
Consent of the trustee required by Section 321(b) of the Act. (Previously filed with the Securities and Exchange Commission on April 30, 2001 in connection with Registration Statement Number 333-59848.)

7.
Copy of latest report of condition of the trustee published pursuant to the requirements of its supervising authority. (Filed herewith.)

NOTE

        The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19th day of March, 2004.

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ DAVID MASSA Name:DAVID MASSA Title:VICE PRESIDENT

EXHIBIT 7

REPORT OF CONDITION

Wachovia Bank National Association
Statement of Financial Condition
As of 12/31/2003

Consolidating domestic and foreign subsidiaries of the First Union National Bank, Charlotte, North Carolina, at the close of business on December 31, 2000 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 22693 Comptroller of the Currency.

Statement of Resources and Liabilities

Thousand of Dollars
ASSETS
Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin	12,097,000
Interest-bearing balances	700,000
Securities	/////
Held-to-maturity securities (from Schedule RC-B, column A)	0
Available-for-sale securities (from schedule RC-B, column D)	97,451,000
Federal funds sold and securities purchased under agreements to resell	0
Federal funds sold in domestic offices	464,000
Securities purchased under agreements to resell	4,667,000
Loans and lease financing receivables (from Schedule RC-C):
Loan and leases held for sale	13,152,000
Loan and leases, net of unearned income	162,784,000
LESS: Allowance for loan and lease losses	2,434,000
LESS: Allocated transfer risk reserve	0
Loans and leases, net of unearned income and allowance (item.4.b misus 4.c)	160,350,000
Trading assets (from Schedule RC-D)	24,824,000
Premises and fixed assets (including capitalized leases)	3,748,000
Other real estate owned (from Schedule RC-M)	142,000
Investment in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	866,000
Customer's liability to this bank on acceptances outstanding	854,000
Intangible assets
Goodwill	9,538,000
Other intangible assets (from Schedule RC-M)	1,537,000
Other assets (from Schedule RC-F)	23,151,000
Total assets	353,541,000

LIABILITIES
Deposits:
In domestic offices	211,576,000
Noninterest-bearing	14,797,000
Interest-bearing	196,779,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, partII)	14,252,000
Noninterest-bearing	49,000
Interest-bearing	14,203,000
Federal funds purchased in domestic offices(2)	4,363,000
Securities sold under agreements to repurchase(3)	24,808,000
Trading liabilities(from Schedule RC-D)	15,073,000
Other borrowed money (includes mortgage indebtedness and obligations under Capitalized leases)(from Schedule RC-M)	29,254,000
Bank's liability on acceptances executed and outstanding	876,000
Subordinated notes and debentures.	8,549,000
Other liabilities	12,100,000
Total liabilities	320,851,000
Minority Interest in consolidated subsidiaries	2,301,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common Stock	455,000
Surplus	24,216,000
Retained Earnings	4,415,000
Accumulated other comprehensive income	1,303,000
Other Equity Capital components	0
Total equity capital (sum of item 23 through 27)	30,389,000
Total liabilities and equity capital (sum of items 21,22, and 28	353,541,000

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  Exhibit 25.1
NOTE
SIGNATURE
  EXHIBIT 7
Wachovia Bank National Association Statement of Financial Condition As of 12/31/2003